EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-175386 and 333-184895 on Form S-3ASR, and in Registration Statement Nos. 333-76140, 333-132738, 333-161888 and 333-166298 on Form S-8, and in Post-Effective Amendment No. 1 to Registration Statement No. 333-76140 on Form S-8 of our report dated June 21, 2013 relating to the Piedmont Natural Gas Company, Inc. 401 (k) Plan appearing in the Annual Report on Form 11-K of Piedmont Natural Gas Company, Inc. for the year ended December 31, 2013.

/s/ McGladrey LLP

Charlotte, North Carolina

June 13, 2014

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